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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Regal Cinemas, Inc. (Regal) on Form S-8 of our report dated February 6, 1998, on our audits of the financial statements of Regal Cinemas, Inc. as of January 2, 1997 and January 1, 1998, and for each of the three years in the period ended January 1, 1998, appearing in the Regal's 1998 Annual Report on Form 10-K, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                           /s/ Coopers & Lybrand L.L.P.


Knoxville, Tennessee
May 14, 1998